PRESS RELEASE
FOR IMMEDIATE RELEASE
December 10, 2015

BLUE DOLPHIN SECURES ADDITIONAL $10 MILLION
IN FINANCING TO FURTHER EXPAND NIXON FACILITY

Houston, December 10, 2015 /AccessWire/ -- Blue Dolphin Energy Company (“Blue Dolphin”)(OTCQX:BDCO), an independent refiner and marketer of refined petroleum products in the Eagle Ford Shale, announced the closing of an additional $10.0 million loan facility.

On December 4, 2015, Lazarus Refining & Marketing, LLC, a wholly owned subsidiary of Blue Dolphin, closed on a $10.0 million term loan (the "Term Loan") with Sovereign Bank, a Texas state bank (“Sovereign”). The Term Loan is guaranteed under the Business & Industry Guaranteed Loan Program administered by the United States Department of Agriculture Rural Development Program.

The proceeds of the Term Loan will support continued commercial development of Blue Dolphin’s Nixon Facility, specifically construction of an additional 300,000 barrels of petroleum storage tanks, as well as be used to refinance an existing $3.0 million bridge loan with Sovereign.  In June 2015, Blue Dolphin announced plans to expand the Nixon Facility and is currently constructing 500,000 barrels of petroleum storage tanks at the refinery.  At construction completion, the Nixon Facility’s petroleum storage tank capacity, which will exceed 1,000,000 barrels, will provide capabilities to:

-	Enhance operational flexibility and margins as a result of being able to accept a broader variety of crude oil/condensate feedstocks at a lower cost and producing a wider variety of products;
-	Support Nixon Facility throughput growth of up to 30,000 barrels per day; and
-	Generate additional revenue from refined product and crude storage tank leasing to third parties.

“Over the past six months, Blue Dolphin has secured $35.0 million in 19 year financing. This new round of financing allows us to continue envisioned capital improvements to the Nixon Facility, helping to unlock the refinery’s embedded value,” said Jonathan P. Carroll, Chief Executive Officer and President of Blue Dolphin.

Mr. Carroll continued, “The Nixon Facility has been running well, with peak refinery throughput hitting in excess of 14,000 barrels per day.  By bringing the naphtha stabilizer and depropanizer units back online and with further debottlenecking efforts, combined with the addition of more than 800,000 barrels of newly built storage tanks, we anticipate continued success with further expansion of the Nixon Facility.”

The Term Loan matures in December 2034 and accrues interest at a rate based on the Wall Street Journal Prime Rate plus 2.75%.  Additional details regarding the Term Loan are included in a related Form 8-K filed with the Securities and Exchange Commission on December 10, 2015.

Forward-Looking Statements

This press release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as "outlook," "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, and our other Securities and Exchange Commission (“SEC”) filings. These risks may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof.  Blue Dolphin disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About Blue Dolphin

Blue Dolphin Energy Company (OTCQX: BDCO) is an independent refiner and marketer of refined petroleum products in the Eagle Ford Shale.  Blue Dolphin’s primary business is refinery operations at the 15,000 bpd Nixon Facility, which includes the refining of crude oil and condensate into marketable finished and intermediate products, as well as petroleum storage and terminaling. Blue Dolphin also owns and operates pipeline assets and has leasehold interests in oil and gas properties. For additional information, visit Blue Dolphin's corporate website at http://www.blue-dolphin-energy.com.

Contact

Jonathan P. Carroll
Chief Executive Officer and President
713-568-4725